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KEY ENERGY SERVICES, INC.
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NEWS RELEASE

FOR IMMEDIATE RELEASE:                                      CONTACT: JOHN DANIEL
MONDAY, DECEMBER 30, 2002                                         (215) 862-7900

           KEY ENERGY ANNOUNCES CHANGE TO DECEMBER 31 FISCAL YEAR END
                         AND PROVIDES ACTIVITY UPDATE

MIDLAND, TX, DECEMBER 30, 2002 - Key Energy Services, Inc. (NYSE: KEG) today announced that it has changed its fiscal year end from June 30 to December 31. In addition, the Company reported its rig and trucking hours for the month of November and provided estimates for its rig and trucking hours for the December 2002 quarter.

The Company will commence reporting its audited financial results on a December 31 annual basis instead of on the current June 30 annual basis. As a result, the Company will perform an additional audit on its financial statements for the six months ended December 31, 2002 and will file a transition period annual report on Form 10-K by March 31, 2003. Also, as a result of the fiscal year end change, the Company expects to hold its next annual shareholder meeting no later than June 2003.

During the month of November, the Company recorded rig hours of approximately 177,000 and trucking hours of approximately 218,000. November rig and trucking hours were impacted by fewer working days due to the Thanksgiving holiday. Currently, rig hours are averaging approximately 46,000 per week (excluding holiday weeks) which is a 7% improvement over the September 2002 quarterly average of 43,000 per week. Based on current activity levels, management estimates that rig hours for the December 2002 quarter will total between 540,000 and 550,000, which is in line with previous guidance, and that trucking hours for the December 2002 quarter will total between 665,000 and 685,000.

Francis D. John, Chairman and Chief Executive Officer stated, "By changing our fiscal year end to December 31, we hope to simplify comparisons between Key and other oilfield service companies. Our investors and analysts have requested this change for some time and we believe this decision is in the best interests of the shareholders. In light of this change, we currently expect that our next earnings conference call will take place in late February or early March 2003."

Mr. John concluded, "Activity levels have improved modestly during the second half of the December quarter. Our weekly rig hours are now averaging over 46,000 and include the Company's five workover rigs in Egypt. Based on recent discussions with most of our major and large independent customers, we anticipate a modest increase in drilling and workover activity in early January 2003. While it is too early to determine the strength or duration of this anticipated improvement, we believe that if strong withdrawals from natural gas storage continue as a result of declining natural gas production and a normal winter, demand for natural gas and, correspondingly, drilling, workover and production services activity related to natural gas production should improve in 2003."

KEY ENERGY SERVICES IS THE WORLD'S LARGEST WELL SERVICE COMPANY AND OWNS APPROXIMATELY 1,484 WELL SERVICE RIGS AND 2,223 OILFIELD SERVICE VEHICLES, AS WELL AS 79 DRILLING RIGS. THE COMPANY PROVIDES DIVERSIFIED ENERGY OPERATIONS INCLUDING WELL SERVICING, CONTRACT DRILLING AND OTHER OILFIELD SERVICES AND OIL AND NATURAL GAS PRODUCTION. THE COMPANY HAS OPERATIONS IN ALL MAJOR ONSHORE OIL AND GAS PRODUCING REGIONS OF THE CONTINENTAL UNITED STATES AND IN ARGENTINA AND ONTARIO, CANADA.

CERTAIN COMMENTS CONTAINED IN THIS NEWS RELEASE CONCERNING THE BUSINESS OUTLOOK AND ANTICIPATED FINANCIAL RESULTS OF THE COMPANY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND ARE SUBJECT TO THE SAFE HARBOR CREATED BY THAT ACT. WHENEVER POSSIBLE, THE COMPANY HAS IDENTIFIED THESE "FORWARD-LOOKING STATEMENTS" BY WORDS SUCH AS "EXPECTS", "BELIEVES", "ANTICIPATES" AND SIMILAR PHRASES. THE FORWARD-LOOKING STATEMENTS ARE BASED UPON MANAGEMENT'S EXPECTATIONS AND BELIEFS AND, ALTHOUGH THESE STATEMENTS ARE BASED UPON REASONABLE ASSUMPTIONS, THERE CAN BE NO ASSURANCES THAT THE FINANCIAL RESULTS OR COMPONENTS WILL BE AS ESTIMATED. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.


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                        6 DESTA DRIVE, MIDLAND, TX 79705